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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of Gaylord Entertainment Company of our report dated February 5, 1999 relating to the consolidated financial statements of Gaylord Entertainment Company included in Gaylord Entertainment Company's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.




                                      /s/  ARTHUR ANDERSEN LLP

Nashville, Tennessee
May 26, 1999